UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2006, the Board increased the number of authorized directors of Sipex from eight to ten by fixing the number of authorized members of the Board at ten directors, whereby Sipex created two additional vacancies to the Board. The Board then appointed Alan Krock, Pierre Guibault and Dan Casey as additional members of the Board to fill an existing vacancy and the two created vacancies.

Both Messrs. Guibault and Casey are senior executives of Future Electronics Inc. ("Future"). Future is an affiliate of Sipex’s largest shareholder and is the sole distributor of certain products of Sipex in North American and Europe and is Sipex’s largest distributor worldwide. On the basis of the evaluation and discussion by the Board of the background of Pierre Guibault and Dan Casey, the Board determined that both Pierre Guibault and Dan Casey are not independent within the meaning of Rule 4200(a) (15) of the NASDAQ Manual by virtue of their relationships with Future. Accordingly, the Board does not expect to appoint Mr. Guibault or Mr. Casey to any standing committees of the Board. In connection with their appointment as directors, Messrs. Guibault and Casey have agreed to recuse themselves from any Board discussions that related to transactions between Sipex and Future.

Mr. Krock is the Vice President and CFO of PMC-Sierra, Inc. Prior to PMC-Sierra, Mr. Krock was the Vice President and CFO at Integrated Device Technology, Inc., where he managed all aspects of the company's financial and administrative functions. He also served as IDT's Vice President and Corporate Controller and oversaw domestic and worldwide financial reporting and systems. Prior to joining IDT, Mr. Krock was Corporate Controller for Rohm USA and a senior manager at Price Waterhouse, now Price Waterhouse Coopers, in the United States and Australia.

On the basis of the evaluation and discussion by the Board of the background of Alan Krock, the Board determined that Alan Krock is independent within the meaning of relevant rules promulgated by the NASD. The Board expects to assign Mr. Krock to one or more standing committees of the Board in the future.

Mr. Guilbault has been with Future since 2002 as Executive Vice President and CFO. Prior to joining Future, he was Executive Vice President and CFO of Steinberg, Inc., Executive Vice President and CFO of My Virtual Model, Inc. and Executive Vice President and CFO of Motion International, Inc.

Mr. Casey is currently an Executive Vice President with Future. He has been with Future for 14 years and during that time has been posted in London, where he managed Future's European operations and in Singapore, where he managed Future's Asian operations. He is currently responsible for International Operations and is based out of Future's head office in Montreal, Canada. Prior to Future, he was President of a division of ABB, Canada where he was employed for over 13 years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

September 14, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance